Exhibit 99.1

Company Contact:

Joel R. Jacks

Chairman and Chief Executive Officer

Federal Services Acquisition Corporation

(646) 403-9765

Investor Relations Contact:

Alan Katz

Investor Relations

CJP Communications for Federal Services Acquisition Corporation

(212) 279-3115 ext. 211

alan@cjpcom.com

FOR IMMEDIATE RELEASE

FEDERAL SERVICES ACQUISITION CORPORATION

HAS ENTERED INTO AN AGREEMENT TO ACQUIRE

ADVANCED TECHNOLOGY SYSTEMS, INC.

New York, New York – April 20, 2006 – Federal Services Acquisition Corporation (“Federal Services”) (OTCBB:  FDSA, FDSAU, FDSAW) announced today that it has entered into a definitive stock purchase agreement with privately-owned Advanced Technology Systems, Inc. (“ATS”) pursuant to which Federal Services will purchase all of the outstanding capital stock of ATS for up to $124 million. The purchase price will be comprised of $84 million in cash and $1 million in stock at closing and up to $39 million in aggregate additional cash payments over a two-year period upon ATS’ achievement of specified targets for adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) following the closing.

The transaction satisfies the requirement in the terms of Federal Services’ initial public offering that Federal Services’ initial acquisition target have a fair market value equal to at least 80% of Federal Services net assets at the time of the acquisition (Federal Services’ net assets as of December 31, 2005 were $119.5 million). However, the transaction is subject to, among other conditions, the approval of Federal Services’ stockholders.

With $107.2 million in revenues for the fiscal year ended October 31, 2005, ATS is a leading provider of systems integration, application development, IT infrastructure management and strategic IT consulting services to U.S. federal government agencies. ATS has been in business since 1978, and its over 600 employees work on more than 120 contracts for 26 civilian and six defense agencies. As of October 31, 2005, ATS’ contract backlog was approximately $185 million.

Federal Services Vice Chairman, Dr. Edward H. Bersoff, will become Chairman and Chief Executive Officer of Federal Services and ATS upon consummation of the transaction. Dr. Bersoff commented, “Federal Services’ strategy is to make additional acquisitions following the closing of the ATS transaction. As a public company, ATS will provide a superb platform for growth both organically and through further complementary acquisitions. The ATS team has built an outstanding reputation as one of the nation’s premier IT service providers serving the federal market.”

ATS’ Chief Operating Officer Leon Perry, who will continue as Chief Operating Officer of ATS after the transaction closes, said, “ATS has substantial expertise in legacy system integration with next generation technologies. We work very closely with our clients, who recognize us as a ‘go-to’ provider of critical services.”

Joel R. Jacks, who will remain a board member upon closing of the transaction and is presently Chairman and Chief Executive Officer of Federal Services, added, “ATS represents an excellent opportunity for Federal Services’ stockholders. It has developed a very valuable franchise in a high-value segment of the federal services market. We look forward to helping the ATS team build their business to the next level.”

Stifel Nicolaus & Company, Incorporated acted as exclusive financial advisor to ATS on this transaction.

THE TRANSACTION

Under the terms of the stock purchase agreement, Federal Services will purchase all of ATS’ outstanding capital stock for an aggregate of up to $124 million. The purchase price will be paid with $84 million in cash and $1 million in stock at closing, and up to $39 million payable in three contingent cash payments based on operating results for the 12-month periods ending on October 31, 2006, April 30, 2007 and April 30, 2008.

For the fiscal year ended October 31, 2005, ATS generated audited revenues of $107.2 million and income from continuing operations of $23 thousand. For the purpose of the contingent payment calculation, certain adjustments will be made with respect to EBITDA, including prior owners’ compensation and indirect general and administrative expenses, discontinued operations and other non-recurring items, as defined in the stock purchase agreement. For fiscal year 2005, this adjusted EBITDA would have been $8.7 million.

ATS’ financial information included in this press release was prepared as a private company in accordance with U.S. GAAP and may not be in compliance with SEC Regulation S-X. Accordingly, such information may be adjusted and presented differently in the audited financial statements of ATS that will be included in the proxy statement prepared to solicit Federal Services stockholder approval of the acquisition.

The transaction is anticipated to close during the summer of 2006 and is subject to customary closing conditions, including the approval of Federal Services’ stockholders.

In addition, the closing is conditioned on the holders of fewer than 20% of the shares of common stock of Federal Services issued in its initial public offering voting against the transaction and electing to convert those shares into cash, as permitted by Federal Services’ amended and restated certificate of incorporation.

CONFERENCE CALL INFORMATION

Federal Services will host a teleconference on April 20, 2006 to discuss the acquisition. If you wish to participate in the teleconference or listen to a recording, please note the following instructions.

Live Teleconference	Live audio webcast with slides at
April 20, 2006	http://www.fedsac.com/ir-conferencecalls.html
10 a.m. Eastern / 7 a.m. Pacific
(800) 309-9171 (Domestic) (706) 643-3639 (International) Passcode: 8267714	Or visit the following link: http://invite.mshow.com/findshow.aspx? usertype=0&cobrand=100&shownumber=296972

Teleconference Recording Replay (Will be archived 2 hours after call ends) (Available until April 27, 2006)
(800) 642-1687 (Domestic)
(706) 645-9291 (International)
Passcode: 8267714

ABOUT ATS

ATS, headquartered in McLean, Virginia, is a leading provider of systems integration and application development, IT infrastructure management and strategic IT consulting services to U.S. federal government agencies. Since its founding in 1978, ATS has been recognized for its custom software development and software integration capabilities and its deep domain expertise in federal government financial, human resource and data management systems.

ATS is currently executing on over 120 contracts for multiple civilian and defense agencies including: The Department of Homeland Security; The Office of the Secretary of Defense; Defense Logistics Agency; The U.S. Air Force; The Department of Housing and Urban Development; and Pension Benefit Guarantee Corporation. The majority of ATS’ contractual relationships are long-term in nature, and many of its customer relationships have been in place for over a decade. ATS is the prime contractor on over 75% of its federal services contract revenue. The majority of its work is performed under time and material (T&M) contracts.

Over the past 28 years, ATS has built and implemented over 100 mission-critical systems for clients. This large installed base of work provides continuous opportunities for maintenance and upgrades, and positions ATS to address legacy software and systems issues and perform complex migration projects as clients move to next generation technologies.  With over 600 employees possessing diverse, hard-to-replicate technical skills, institutional knowledge and insight accumulated over nearly three decades, ATS competes effectively for prime and sole source service contracts and has succeeded in recent years in expanding its reach and presence in the federal services market.

ATS’ financial management software expertise assists clients preparing for the government’s increased financial accountability standards. ATS’ data management systems expertise allows clients to increase efficiency with better human resource and case management tracking capabilities, while also allowing them to organize and track information easily. Additionally, ATS’ IT outsourcing capabilities provide the Company with an opportunity to develop a long-term value added partnerships with clients that allows end-users and government agencies to focus on core mission priorities, while reducing expenditures on systems management.

In addition, ATS leverages its IT services, management consulting and software and systems development solutions expertise into financial institutions, insurance companies and government sponsored enterprises through a wholly-owned subsidiary, Appix, Inc. (“Appix”). Appix is one of the largest providers of outsourced professional services at Fannie Mae and currently serves many Fortune 500 financial services and insurance companies. Appix has experienced strong organic growth, which has been complemented by small strategic acquisitions.

Additional information about ATS may be found at www.atsva.com.

ABOUT FEDERAL SERVICES

Federal Services is a blank check company that was formed to acquire an operating business in the federal services and defense industries. Federal Services consummated its initial public offering on October 25, 2005, receiving net proceeds of approximately $119 million through the sale of 21,000,000 units of its securities at $6.00 per unit. The Board of Directors of Federal Services includes Dr. Edward H. Bersoff, the founder and former CEO of BTG Inc., a federal services company that was sold to Titan Corporation, and Joel R. Jacks and Peter M. Schulte, the co-founders of CM Equity Partners, a private equity firm that has completed several federal services acquisitions. Dr. Bersoff will become Chairman and Chief Executive Officer of Federal Services and ATS upon consummation of the transaction. Joel Jacks and Peter Schulte will remain board members of Federal Services following the closing, and will no longer hold executive management positions. The Board of Directors also includes Arthur L. Money, a director of several public and private companies, Assistant Secretary of Defense (“ASD”) for Command, Control, Communications and Intelligence from 1996 to 2001, Chief Information Officer at the Department of Defense from 1998 to 2001 and Senior Civilian Official, Office of the ASD, from 1998 to 1999. It is anticipated that additional members will be named to the Federal Services Board in the near future.

Additional information about Federal Services may be found at www.fedsac.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of Federal Services’ management and are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

•                  Federal Services being a development stage company with no operating history;

•                  Federal Services’ dependence on key personnel, some of whom may not remain with Federal Services following a business combination;

•                  risks that the acquisition of ATS or another business combination may not be completed due to failure of the conditions to closing being satisfied or other factors;

•                  Federal Services personnel allocating their time to other businesses and potentially having conflicts of interest with our business;

•                  Federal Services potentially being unable to obtain additional financing to complete a business combination;

•                  the ownership of Federal Services’ securities being concentrated; and

•                  risks associated with the federal services sector in general and the defense and homeland security sectors in particular;

as well as other relevant risks detailed in Federal Services’ filings with the U.S. Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Federal Services does not assume any obligation to update the information contained in this press release.

ADDITIONAL INFORMATION

Stockholders of Federal Services are urged to read the proxy statement regarding its proposed acquisition of ATS when it becomes available as it will contain important information regarding ATS and the transaction. Copies of the proxy statement and other relevant documents filed by Federal Services, which will contain information about Federal Services and ATS, will be available when filed and without charge at the U.S. Securities and Exchange Commission’s Internet site (http://www.sec.gov). The definitive proxy statement, when available, may also be obtained from Federal Services without charge by directing a request to Federal Services Acquisition Corporation, 900 Third Avenue, 33rd Floor, New York, New York 10022-4775.

Federal Services and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition of

ATS. Information regarding Federal Services’ directors and executive officers is available in its Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed with the U.S. Securities and Exchange Commission when it becomes available.

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